Exhibit 23.1
Consent of Independent Accounts


We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 to Form 2 originally filed on Form F-3 (Registration No. 333-32524) of Bonso Electronics International Inc. of our report Dated June 30, 2000 relating to the financial statements appearing in Bonso Electionics International Inc.'s Annual Report on Form 20-F for the year ended March 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.






By:  /s/  PricewaterhouseCoopers
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          PricewaterhouseCoopers
          Hong Kong
          November 10, 2000